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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) July 6, 1999
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                           NEW WORLD PUBLISHING, INC.
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             (Exact name of registrant as specified in its charter)


                                    Colorado
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                 (State or other jurisdiction of incorporation)


         0-23365                                           84- 1290152
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(Commission File Number)                       (IRS Employer Identification No.)

11872 La Grange Ave., 2nd Floor, Los Angeles                           CA 90025
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (877) 733-1333
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ITEM 4.      CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
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The Board of Directors of the Registrant approved the engagement of Singer,
Lewak, Greenbaum & Goldstein LLP. ("SLGG") on July 6, 1999 to serve as the Registrant's independent public auditor and to conduct the audit of the Company's financial statements for the fiscal year 1998. The decision resulted from the fact that as of May 18, 1999, the Registrant consummated a transaction, whereby the Registrant acquired all of the issued and outstanding shares of Communications Television, Inc., a California corporation ("CTV") in exchange for the issuance by the Registrant of a total of 19,020,167 newly issued restricted shares of common voting stock of the to CTV shareholders pursuant to the Agreement and Plan of Reorganization. SLGG were previously engaged by CTV and had an established working relationship.

The audit reports provided by the Registrants previous auditor, Janet Loss, C.P.A., P.C. for the previous fiscal years did not contain any adverse opinion or disclaimer of opinion nor was any report modified as to uncertainty, audit scope or accounting principles. There have been no past disagreements between the Registrant and Janet Loss, C.P.A., P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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              (c)      Exhibits

              16.      Letter from Janet Loss, C.P.A., P.C.,  to the SEC.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     July 6, 1999                     NEW WORLD PUBLISHING, INC.



                                            By: /s/ David Baeza
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                                                David Baeza
                                                Chief Executive Officer and
                                                President











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